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                                                                EXHIBIT 23(i)(2)


        [LETTERHEAD OF PRINZI AND COMPANY, CERTIFIED PUBLIC ACCOUNTANTS]

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated July 15,1998 relating to the financial statements of Norcan Ventures, Inc. as of July 10,1998 and for the period from inception (April 8, 1998) to July 10,1998, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Prinzi & Company

Staten Island, New York
July 15, 1998